Exhibit 99.1

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation Reports
Fourth Quarter and 2009 Results

January 29, 2010- Southern Copper Corporation (SCC) (NYSE and BVL: PCU)

•
Fourth quarter (“4Q09”) and twelve month period ended December 31, 2009 (“Y09”) sales were $1,136.0 million and $3,734.3 million, respectively, compared to $449.7 million and $4,850.8 million in the 4Q08 and the full year 2008 (“Y08”). The 4Q09 increase is attributable in most part to higher copper prices and to the significant increase in molybdenum and silver volumes produced and sold.

•
Cost reductions have continued to improve the Company’s results.  Operating cash cost per pound of copper, before by-products credit was 134.51 cents per pound in Y09 compared with 163.0 cents per pound in Y08. This decrease was the result of higher productivity and operational efficiencies.  Operating cash cost per pound of copper, net of by-products credit was 35.6 cents per pound in Y09.

•
EBITDA in 4Q09 was $615.9 million representing 54% of net sales compared to $(54.6) million in the 4Q08, an increase of $670.6 million. EBITDA in 2009 amounted to $1,813.8 million or approximately 49% of net sales.

•	Diluted income per share for the 4Q09 was 43 cents, which is 16% higher than the 37 cents in the 3Q09. In 4Q09 net income totaled $363.3 million compared to $312.5 million in the 3Q09.

•
The Company’s operations in 2009 exceeded all production goals.  Copper mined and smelted in 4Q09 increased by 4.9% and 18.8%, respectively, compared to  those of the 3Q09.  Also, in 4Q09 production of zinc mined and refined increased by 0.4% and 29.9%, respectively, while silver mined and refined by 1.0% and 15.3%, respectively. In addition, the production of molybdenum in year 2009 increased 14%.

•
The Company is strongly committed to continue its organic growth and therefore the Board of Directors has approved an investment program of $2.8 billion for the next three years to develop new production capacity. This program is expected to increase annual production by 342,000 tons of copper and 6,600 tons of molybdenum, and to improve the Company’s cost competitiveness and efficiency. The Company intends to allocate approximately $1.8 billion to Peru and $1.0 billion to Mexico of which approximately $600 million and $200 million are intended to be invested in Peru and Mexico, respectively, in the fiscal year 2010. The Board has authorized with the commencement of the investments in Peru.

____________________________
1 Reported cash cost excludes the effect of third party concentrate purchases for 2008 and 2009.

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317
www.southerncoppercorp.com

Mexican investments however will commence at a later date depending on developments in the Mexican labor and legal environment.

•
On January 28, 2010, the Board of Directors authorized a dividend of 43 cents per share to be paid on March 3, 2010 to the Company’s shareholders of record at the close of business on February 15, 2010.

Commenting on the Company’s results for 4Q09, Mr. German Larrea, Chairman of SCC's Board said: “The strong Company’s 4Q09 results reflect the recovery of copper and other metal prices, as well as company wide productivity improvements, including gains from the modernization of our equipment and increases in by-products production.  As the recent downturn in the worlds’ economic health is subsiding and the outlook for the copper market continues to improve, the Company, which currently holds the highest copper reserves in the world, is exceptionally well positioned, as one of the lowest and more efficient producers, to take advantage of the improved environment.”

SUMMARY FINANCIAL TABLE
				Fourth Quarter			4Q09	Year to Date
	1Q09	2Q09	3Q09	2009	2008	Variance	vs	2009	2008	Variance
						%	3Q09			%
	(in millions, except per share amounts and %s; and tons in thousands)
Copper sold – tons	120.3	122.9	137.6	126.2	138.6	(8.9)%	(8.3)%	507.0	505.5	0.3%

Net sales	$622.0	$824.5	$1,151.8	$1,136.0	$449.7	152.6%	(1.4)%	$3,734.3	$4,850.8	(23.0)%
Cost of sales	375.5	419.5	529.9	498.8	465.4	7.2%	(5.9)%	1,823.7	2,182.2	(16.4)%
Operating income	144.1	303.2	508.7	529.1	(131.2)	503.3%	4.0%	1,485.1	2,201.9	(32.6)%
EBITDA2	225.7	380.4	591.8	615.9	(54.6)	1,228.0%	4.1%	1,813.8	2,546.5	(28.8)%
EBITDA margin	36.3%	46.1%	51.4%	54.2%	(12.1)%	546.6%	5.5%	48.6%	52.5%	(7.5)%
Net Income	$ 78.7	$175.0	$ 312.5	$ 363.3	$(124.7)	391.3%	16.3%	$ 929.4	$1,406.6	(33.9)%
Net income margin	12.7%	21.2%	27.1%	32.0%	(27.7)%	215.4%	17.9%	24.9%	29.0%	(14.2)%
Income per share	$ 0.09	$ 0.21	$ 0.37	$ 0.43	$ (0.14)	396.7%	16.3%	$ 1.09	$ 1.60	(31.8)%
Capital expenditures	$ 63.5	$142.7	$ 110.6	$ 98.1	$ 203.8	(51.9)%	(11.3)%	$ 414.8	$ 524.4	(20.9)%
Exploration	$ 5.4	$ 5.0	$ 7.1	$ 7.1	$ 11.5	(38.3)%	0.0%	$ 24.6	$ 37.0	(33.5)%

2 See reconciliation between “Net income attributable to SCC” and EBITDA on http://www.southernperu.com/InvestorRelations/InvestorInformation/EBITDA1/tabid/314/Default.aspx

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317
www.southerncoppercorp.com

Production

Copper production in the 4Q09 increased by 0.7% to 126,088 tons compared to 125,160 tons in the 4Q08.  This increase was mainly the result of 3,985 tons of higher production at the Toquepala mine due to better ore grades and recoveries net of a decrease of 2,994 tons at the Cuajone mine due to lower ore grades.  The La Caridad mine maintained its production level in 4Q09, but increased it by 6,824 tons or 5.7% during the year 2009.

In the 4Q09, molybdenum production increased by 25.5% to 5,052 tons, compared to 4,027 tons in 4Q08.  Higher ore grades and recoveries made possible an increase of 549 tons at La Caridad and 554 tons at the Toquepala mine. These increases were partially offset by 78 tons of lower production at the Cuajone mine due to lower ore grades.

Zinc mine production in the 4Q09 exceeded by 0.8% the 4Q08 production. Charcas and Santa Barbara mines produced higher ore grades and Santa Eulalia and Charcas mines increased recovery.

Capital Expenditures

SCC’s capital spending programs continued on track during the 4Q09.  The Company has spent approximately $280 million out of the $934 million approved budget for the Tia Maria project, out of which approximately $162 million was spent in 2009. The detailed engineering is in progress.  Current work on the project includes equipment fabrication and some early construction work (access roads and platforms).  The environmental impact assessment (EIA) for the project is currently pending approval and the Company is working with the Peruvian authorities to secure it. Construction will begin as soon as we receive the EIA approval which is expected by the end of the first quarter of 2010.

As of December 31, 2009, the Company has expended $90.3 million on the Toquepala concentrator expansion. Detailed engineering was awarded and work started in December with the review of the basic engineering. One 320 ton truck, two 49HR drilling machines and a second 73 cubic yard shovel were put in operation. The push back substation expansion was also completed and is currently in operation. The environmental impact study is still being conducted and is expected to be completed in the first quarter of 2010.

The by-product treatment plant at the La Caridad metallurgical complex was completed and is now fully operating.

With a total investment of $20.8 million, the lime plant at Agua Prieta, which is 100 kilometers north of the La Caridad mine, was fully modernized to comply with environmental regulations and to meet the lime requirements of the Mexican operations.  A vertical Maerz furnace is expected to reduce the consumption of natural gas to approximately a third of its current level and we expect costs to be reduced by 45%.  Performance tests were completed in December 2009, with results exceeding the established parameters.

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317
www.southerncoppercorp.com

El Arco project is a world class copper deposit in the central part of the Baja California peninsula, with estimated resources of over 1.3 billion tons.  It is expected to produce 190,000 tons of copper and 105,000 ounces of gold annually.  The Company continues to invest in land acquisition required for the project.  A study for the supply of natural gas to support a 220 mega-watt power plant is being conducted.

Conference call

The Company’s fourth quarter earnings conference call will be held on Tuesday February 2, 2010 beginning at 5:00 P.M. – EST (4:00 P.M. Mexico City and 5:00 P.M. Lima time).

To participate:

Dial-in number:	866-371-3858 in the U.S 832-445-1647 outside the U.S.
Genaro Guerrero, Vice President, Finance and Chief Financial Officer Raul Jacob, Manager of Financial Planning and Investor Relations
Conference ID:	50598115 and “Southern Copper Fourth Quarter 2009 Results”

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317
www.southerncoppercorp.com

AVERAGE METAL PRICES:

	LME	COMEX
	Copper	Copper	Molybdenum	Zinc	Silver	Gold
	($/lb)	($/lb)	($/lb)	($/lb)	($/oz)	($/oz)
1Q 2009	1.56	1.57	8.75	0.53	12.63	908.71
2Q 2009	2.12	2.15	9.10	0.67	13.75	921.51
3Q 2009	2.66	2.67	14.50	0.80	14.76	960.06
4Q 2009	3.02	3.03	11.29	1.00	17.56	1,101.64
Average 2009	2.34	2.35	10.91	0.75	14.67	972.98

1Q 2008	3.54	3.53	33.01	1.10	17.62	926.78
2Q 2008	3.83	3.80	32.76	0.96	17.17	895.95
3Q 2008	3.48	3.45	33.27	0.80	14.92	869.58
4Q 2008	1.77	1.75	14.64	0.54	10.15	794.53
Average 2008	3.16	3.13	28.42	0.85	14.97	871.71

Variance: 4Q09 vs. 4Q08	70.6%	73.1%	(22.9)%	85.2%	73.0%	38.7%
Variance Y09 vs. Y08	(25.9)%	(24.9)%	(61.6)%	(11.8)%	(2.0)%	11.6%

Source: Silver – COMEX; Gold and Zinc – LME; Molybdenum – Metals Week Dealer Oxide.

PRODUCTION AND SALES:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	%	2009	2008	%
Copper (tons)
Mined	126,088	125,160	0.7%	485,376	488,928	(0.7)%
Smelted	132,637	138,870	(4.5)%	505,141	497,494	1.5%
Refined	106,594	122,501	(13.0)%	440,532	460,621	(4.4)%
Rod	16,009	17,347	(7.7)%	60,072	76,282	(21.3)%
Sales	126,238	138,570	(8.9)%	507,014	505,539	0.3%

Molybdenum (tons)
Mined	5,052	4,027	25.5%	18,687	16,390	14.0%
Sales	5,024	4,005	25.4%	18,590	16,509	12.6%

Zinc (tons)
Mined	27,926	27,706	0.8%	110,430	106,920	3.3%
Refined	26,198	26,160	0.1%	98,688	95,420	3.4%
Sales	25,872	26,293	(1.6)%	103,840	100,317	3.5%

Silver (000s ounces)
Mined	3,363	3,106	8.3%	13,202	12,316	7.2%
Refined	3,802	2,696	41.0%	13,089	10,841	20.7%
Sales	4,948	3,887	27.3%	18,169	15,000	21.1%

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317
www.southerncoppercorp.com

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	VAR %	2009	2008	VAR %
	(in thousands, except for per share amounts)

Net sales:	$1,136,004	$449,741	152.6%	$3,734,280	$4,850,820	(23.0)%

Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	498,849	465,361	7.2%	1,823,673	2,182,206	(16.4)%
Selling, general and administrative	17,594	25,114	(29.9)%	78,291	102,432	(23.6)%
Depreciation, amortization and depletion	83,388	78,963	5.6%	322,590	327,302	(1.4)%
Exploration	7,080	11,486	(38.4)%	24,578	36,990	(33.6)%
Total operating costs and expenses	606,911	580,924	4.5%	2,249,132	2,648,930	(15.1)%

Operating income	529,093	(131,183)	503.3%	1,485,148	2,201,890	(32.6)%

Interest expense	(25,391)	(25,652)	(1.0)%	(99,793)	(105,927)	(5.8)%
Interest capitalized	-	1,942	(100.0)%	2,156	6,776	(68.2)%
Gain (loss) on derivative Instruments	92	(61,928)	100.1%	4,236	(74,628)	105.7%
Other income (expense)	3,449	(2,418)	242.6%	6,077	17,271	(64.8)%
Interest income	592	9,040	(93.5)%	6,610	48,400	(86.3)%

Income before income tax	507,835	(210,199)	341.6%	1,404,434	2,093,782	(32.9)%

Income taxes	142,762	(85,291)	(267.4)%	469,861	679,323	(30.8)%

Income net of income tax	365,073	(124,908)	392.3%	934,573	1,414,459	(33.9)%

Less: Net income attributable to non-controlling interest	1,803	(249)	824.1%	5,192	7,866	(34.0)%

Net Income attributable to SCC	$ 363,270	$ (124,659)	391.4%	$929,381	$1,406,593	(33.9)%

Per common share amounts:
Net income attributable to SCC common shareholders – basic and diluted	$0.43	$(0.14)	396.7%	$1.09	$1.60	(31.8)%
Dividends paid	$0.18	$ 0.33	(45.5)%	$0.44	$1.94	(77.2)%

Weighted average shares outstanding (Basic and diluted)	850,000	865,357		850,697	878,713

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317
www.southerncoppercorp.com

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	December 31,	December 31,
	2009	2008
ASSETS	(in thousands)
Current assets:
Cash and cash equivalents	$ 772,306	$ 716,740
Short-term investments	22,948	62,376
Accounts receivable	439,950	133,588
Inventories	456,122	451,597
Prepaid, deferred taxes and other assets	86,803	189,392
Total current assets	1,778,129	1,553,693

Property, net	3,969,558	3,810,508
Leachable material, net	107,262	156,294
Intangible assets, net	113,840	115,059
Deferred income tax	52,670	83,106
Other assets, net	41,113	45,664
Total assets	$6,062,572	$5,764,324

LIABILITIES
Current liabilities:
Current portion of long-term debt	$ 10,000	$ 10,000
Accounts payable	283,702	413,351
Income taxes	91,359	34,378
Due to affiliates	-	8,965
Accrued workers’ participation	150,692	205,466
Interest	39,795	40,968
Other accrued liabilities	26,876	24,335
Total current liabilities	602,424	737,463

Long-term debt	1,270,252	1,279,972
Deferred income taxes	176,231	169,342
Other liabilities	103,808	164,141
Asset retirement obligation	48,925	18,007
Total non-current liabilities	1,599,216	1,631,462

EQUITY
Stockholders’ equity
Common stock	418,760	488,219
Accumulated comprehensive income	3,424,160	2,893,040
Total stockholders' equity	3,842,920	3,381,259
Non controlling interest	18,012	14,140
Total Equity	3,860,932	3,395,399

Total liabilities and equity	$6,062,572	$5,764,324

As of December 31, 2009 and 2008 there were 850.0 million shares and 854.9 million shares outstanding, respectively.

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317
www.southerncoppercorp.com

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
	(in thousands)
OPERATING ACTIVITIES
Net income attributable to SCC	$363,270	$(124,659)	$929,381	$1,406,593
Depreciation, amortization and depletion	83,388	78,963	322,590	327,302
Capitalized leachable material	-	-	-	(2,246)
Non-controlling interest	1,803	(249)	5,192	7,866
Cash provided from (used for) operating assets and liabilities	215,269	196,382	(286,404)	69,627
Other, net	2,719	(34,589)	(7,581)	(80,802)
Net cash provided from (used for) operating activities	666,449	115,848	963,178	1,728,340

INVESTING ACTIVITIES
Capital expenditures	(98,082)	(203,827)	(414,822)	(524,400)
Other, net	13,118	14,678	55,536	105,801
Net cash used for investing activities	(84,964)	(189,149)	(359,286)	(418,599)

FINANCING ACTIVITIES
Debt repaid	(5,000)	(5,000)	(10,000)	(160,025)
Dividends paid	(151,841)	(294,376)	(375,969)	(1,710,813)
SCC Common shares buyback	-	(316,185)	(71,903)	(384,656)
Distributions to non-controlling interest	(579)	(1,088)	(1,149)	(10,211)
Proceeds from sale of parent company shares	-	216,438	-	216,438
Other	8	376	998	1,231
Net cash used for financing activities	(157,412)	(399,835)	(458,023)	(2,048,036)

Effect of exchange rate changes on cash	(65,047)	14,228	(90,303)	45,763

Increase in cash and cash equivalents	359,026	(458,908)	55,566	(692,532)

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317
www.southerncoppercorp.com

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and currently has the largest copper reserves.  The Company is a NYSE and Lima Stock Exchange listed company that is 80% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 20% ownership interest is held by the international investment community.  The Company operates mining units and metallurgical facilities in Mexico and Peru and conduct exploration activities in Mexico, Peru and Chile.

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317
www.southerncoppercorp.com